UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 20, 2011 (January 14, 2011)

KALLO INC.
formerly, Diamond Technologies Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53183
(Commission File No.)

15 Allstate Parkway, Suite 600
Markham, Ontario
Canada   L3R 5B4
(Address of principal executive offices and Zip Code)

(416) 246-9997
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

On January 14, 2011 we issued 4,000,000 restricted shares of common stock to John Cecil, our CEO and a member of the Board of Directors in consideration of the sum of $400.00.   The shares were issued pursuant to the exemption from registration contained in Reg. S of the Securities Act of 1933 in that the transaction took place outside the United States of America with a non-US person.

ITEM 5.03                      AMENDMENTS TO ARTICLES OF INCORPORATION

On January 14, 2011, we changed our name from Diamond Technologies Inc. to Kallo Inc.  We accomplished this by creating a wholly owned subsidiary corporation by the name of Kallo Inc., a Nevada corporation and merging it into Diamond Technologies Inc.   Diamond Technologies Inc. was the surviving entity.  As part of the merger, we changed our name from Diamond Technologies Inc. to Kallo Inc.  By changing the corporate name in this manner we were not required to obtain shareholder approval to change our name.

ITEM 9.01                      EXHIBITS

Exhibit	Document Description

2.1	Articles of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of January, 2011.

KALLO INC.

BY:	JOHN CECIL
John Cecil, Chief Executive Officer